Exhibit 99.1

(1)   The amount of securities reported as beneficially owned following the reported transactions includes an aggregate of 66,352,000 ordinary shares, par value $0.001, of Norwegian Cruise Line Holdings Ltd. (the “Issuer”), of which (a) 7,899,050 shares are held of record by AAA Guarantor Co-Invest VI (B), L.P. (“Co-Invest VI (B)”); (b) 8,754,310 shares are held of record by AIF VI NCL (AIV), L.P. (“AIF VI NCL”); (c) 8,851,610 shares are held of record by AIF VI NCL (AIV II), L.P. (“NCL (AIV II)”); (d) 8,651,610 shares are held of record by AIF VI NCL (AIV III), L.P. (“NCL (AIV III)”); (e) 8,637,570 shares are held of record by AIF VI NCL (AIV IV), L.P. (“NCL (AIV IV)”), (f) 9,669,690 shares are held of record by Apollo Overseas Partners VI, L.P. (“Overseas VI”); (g) 3,999,330 shares are held of record by Apollo Overseas Partners (Delaware) VI, L.P. (“Overseas Delaware”); (h) 9,766,340 shares are held of record by Apollo Overseas Partners (Delaware 892) VI, L.P. (“Overseas 892”) , and (i) 122,490 shares are held of record by Apollo Overseas Partners (Germany) VI, L.P. (“Overseas Germany”).  Co-Invest VI (B), AIF VI NCL, NCL (AIV II), NCL (AIV III), NCL (AIV IV), Overseas VI, Overseas Delaware, Overseas 892 and Overseas Germany are referred to collectively as the “Apollo Funds.”

Upon the closing of the Issuer’s initial public offering on January 24, 2013, the 3,750 ordinary shares of the Issuer previously reported as beneficially owned by NCL Investment Limited and NCL Investment II Ltd., respectively, were redeemed by the Issuer at a price per share equal to the par value of the ordinary shares, and NCL Investment Limited and NCL Investment II Ltd. exchanged an aggregate of 7,875,000 ordinary shares of NCL Corporation Ltd. that were held of record by NCL Investment Limited and NCL Investment II Ltd., respectively, for an aggregate of 66,352,000 ordinary shares of the Issuer.  The price of the ordinary shares offered by the Issuer in the initial public offering was $19.00 per share.  Pursuant to an internal reorganization that was completed immediately prior to the closing of the Issuer’s initial public offering, Co-Invest VI (B), NCL (AIV II), NCL (AIV III) and NCL (AIV IV) each became shareholders of NCL Investment II Ltd., following which NCL Investment Limited and NCL Investment II Ltd. each liquidated and distributed the ordinary shares of the Issuer received in the exchange to their respective shareholders.  As a result of the liquidation and distribution of the ordinary shares of the Issuer to their respective shareholders, NCL Investment Limited and NCL Investment II Ltd no longer hold any ordinary shares of the Issuer and are not and will no longer be included as reporting persons.

The amount of securities reported as beneficially owned following the reported transactions does not include an aggregate of 110,586,668 ordinary shares of the Issuer held of record by Star NCLC Holdings Ltd., TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. and TPG Viking AIV III, L.P., respectively, which have each granted the Apollo Funds an irrevocable proxy to vote such shares in the case of certain transactions that require shareholder approval.  Pursuant to the Amended and Restated Shareholders’ Agreement among the Issuer, the Apollo Funds and the other shareholders that are a party thereto, the Apollo Funds also have the right under certain circumstances to require each of Star NCLC Holdings Ltd., TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. and TPG Viking AIV III, L.P. to sell the ordinary shares of the Issuer held by such entity to a third party purchaser.

AAA MIP Limited (“AAA MIP”) is the general partner of Co-Invest VI (B).  Apollo Alternative Assets, L.P. (“Alternative Assets”) provides management services to Co-Invest VI (B) and AAA MIP.  Apollo International Management, L.P. (“Intl Management”) is the managing general partner of Alternative Assets, and Apollo International Management GP, LLC (“International GP”) is the general partner of Intl Management.

Apollo Management VI, L.P. (“Management VI”) is the manager of each of AIF VI NCL, NCL (AIV  II), NCL (AIV  III), NCL (AIV  IV), Overseas VI, Overseas Delaware, Overseas 892 and Overseas Germany.  AIF VI Management, LLC (“AIF VI LLC”) is the general partner of Management VI.  Apollo

Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VI LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of International GP and of Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

Apollo Advisors VI (EH), L.P. (“Advisors VI (EH)”) is the general partner of AIF VI NCL, NCL (AIV  II), NCL (AIV  III) and NCL (AIV  IV).  Apollo Advisors VI (EH-GP), Ltd. (“Advisors VI (EH-GP)”) is the general partner of Advisors VI (EH).  Apollo Principal Holdings III, L.P. (“Principal III”) is the sole shareholder of Advisors VI (EH-GP).  The general partner of Principal III is Apollo Principal Holdings III GP, Ltd. (“Principal III GP”).

Apollo Advisors VI, L.P. (“Advisors VI”) is the general partner or managing general partner of each of Overseas VI, Overseas Delaware, Overseas 892 and Overseas Germany.  Apollo Capital Management VI, LLC (“ACM VI”) is the general partner of Advisors VI.  Apollo Principal Holdings I, L.P. (“Principal I”) is the sole member and manager of ACM VI, and Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I.

Leon Black, Joshua Harris and Marc Rowan are the managers, as well as principal executive officers, of Management Holdings GP, the managers of Principal I GP and the directors of Principal III GP.

Each of the Apollo Funds disclaims beneficial ownership of any of the Issuer’s ordinary shares held of record by any of the other Apollo Funds, and each of AAA MIP, Alternative Assets, Intl Management, International GP, Management VI, AIF VI LLC, Apollo Management, Management GP, Management Holdings, Management Holdings GP, Advisors VI (EH), Advisors VI (EH-GP), Principal III, Principal III GP, Advisors VI, ACM VI, Principal I, Principal I GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s ordinary shares owned of record by any of the Apollo Funds, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address for Co-Invest VI (B) is c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960.  The address for AAA MIP is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands.  The address for each of Alternative Assets, Overseas Delaware, Overseas 892, Advisors VI, ACM VI, Principal I and Principal I GP, is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address for each of AIF VI NCL, NCL (AIV II), NCL (AIV III), NCL (AIV IV), Overseas VI, Overseas Germany, Advisors VI (EH), Advisors VI (EH GP), Principal III and Principal III GP is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, KY1-9005 Grand Cayman. , Cayman Islands.  The address of each of Management VI, AIF VI LLC, Apollo Management, Management GP, Intl Management, International GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.